EXHIBIT 10.5
------------

                                 AGREEMENT AND
                    FOURTH AMENDMENT TO PURCHASE AGREEMENT
                    --------------------------------------

                (North Hills Mall; North Richland Hills, Texas)

      This Agreement and Fourth Amendment To Purchase Agreement
("Fourth Amendment") is made and entered into as of the 16th day of November, 1999, by and among NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Seller") NORTH HILLS CREEK MALL, L.P., a Texas limited partnership ("Buyer"), NORTH HILLS, LTD., a Texas limited partnership ("NHL"), THE KEST CHILDREN'S TRUST (the "Kest Trust", NHL and the Kest Trust are hereinafter individually and collectively called "Assignor"), BURK COLLINS, an individual and ROBERT S. MANNS, an individual, with reference to the following facts:

      A. Seller and Assignor entered into that certain "Purchase Agreement" (the "Original Agreement") dated as of the 22nd day of June, 1999 (the "Execution Date"), pursuant to which Seller agreed to sell, and Assignor agreed to buy, that certain real property located in the City of North Richland Hills, County of Tarrant, State of Texas, consisting primarily of a shopping center sometimes known as the "North Hills Mall" (the "Property"). The Original Agreement was subsequently amended by (i) that certain First Amendment To Purchase Agreement ("First Amendment") made and entered into as of the 29th day of June, 1999, by and among Seller and Assignor; (ii) that certain Second Amendment To Purchase Agreement
("Second Amendment") made and entered into as of the 30th day of July, 1999, by and among Seller and Assignor, and (iii) that certain Third Amendment To Purchase Agreement ("Third Amendment") made and entered into as of the 11th day of August, 1999, by and among Seller and Assignor. The Original Agreement as amended by the First Amendment, Second Amendment and Third Amendment is hereinafter referred to as the "Agreement". The Agreement as amended by this Fourth Amendment is hereinafter referred to as the "Amended Agreement". Unless otherwise defined herein, capitalized terms have the meanings defined in the Agreement.

      B. Assignor subsequently assigned, and Buyer assumed, all of Assignor's rights and obligations as "Buyer" under the Agreement.

      C. The undersigned parties wish to agree and ratify, confirm, modify and amend the Agreement subject to and strictly in accordance with the terms of this Fourth Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby ratify, confirm, reaffirm and amend the Agreement and the undersigned parties agree as follows:

      1. Recitals. The recitals set forth above are not merely recitals, but form an integral part of this Fourth Amendment.

      2. Assignment / Reaffirmation of Assignment. To the extent not previously accomplished, (i) Assignor hereby assigns to Buyer all of Assignor's right, title and interest in and to the Agreement in order to confer upon Buyer all of the benefits of a successor, assign or nominee of Assignor under the Agreement, and Assignor acknowledges that this assignment shall not release Assignor from any liability or obligation as "Buyer" under the Agreement (as hereby amended) and (ii) Buyer hereby accepts assignment of the Agreement as aforesaid and assumes all of Assignor's obligations under the Agreement.

      3. Escrow Holder. Escrow Holder, as originally defined in Paragraph 3.A of the Agreement, shall be Chicago Title Company located at 700 Flower Street, Suite 900, Los Angeles CA 90017, Attn.: Terry Gervasi, Escrow No. 91005609-X40, Phone: (213) 488-4379, FAX: (213) 488-4388.

      4. Closing Date. The Closing Date, as originally defined in Paragraph 5 of the Agreement, shall be extended to Friday, November 19, 1999, or such earlier date as may be agreed upon by Buyer and Seller.

      5. Buyer Contingencies. Buyer and Assignor hereby acknowledge and agree that all contingencies and conditions precedent to its obligation to purchase the Property (other than delivery of Seller's closing documents into escrow) have been satisfied or are hereby expressly waived.

      6. Buyer Representations and Warranties. Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date, that this Fourth Amendment and all agreements, instruments and documents provided in the Amended Agreement to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified to do all things required of it under this Fourth Amendment and the Amended Agreement; and Buyer has the capacity and authority to enter into this Fourth Amendment and the Amended Agreement and consummate the transactions provided in the Amended Agreement without the consent or joinder of any other party. The foregoing representations and warranties of Buyer shall survive the Closing and the delivery and recordation of the Deed.

      7. Buyer Indemnity. Burk Collins, Robert S. Manns and Buyer (collectively, the "Indemnitors") jointly and severally agree to indemnify, defend, protect, save and hold harmless Seller and its successors, assigns and affiliates in accordance with the terms and conditions set forth on the Indemnity Agreement attached hereto as Exhibit "A", and the Indemnitors agree to execute and deliver to Seller at Closing such Indemnity Agreement (such execution and delivery being a condition precedent to Seller's obligation to close under the Agreement). The obligations of the Indemnitors set forth in this Paragraph 7 shall survive the Closing and the delivery and recordation of the Deed.

      8. Tax Impound. Buyer and Seller have been informed by the current holder (the "Holder") of the Loan that, as of November 5, 1999, the balance of the tax impound account (the "Impound Account") being held pursuant to the Loan was $796,245.48. Based upon such figure, the Holder has indicated that it will retain in the Impound Account approximately $286,811.87 for payment of the 1999 real estate taxes on the Property and refund approximately $509,433.61 at Closing through escrow. Seller shall receive a proration credit at Closing in the amount of the Impound Account (prior to refund), and all real estate (and business property) taxes shall be prorated between Buyer and Seller in accordance with the Agreement and based upon the actual tax bills for the 1999 tax year attached hereto as Exhibit "B". By executing this Fourth Amendment, Buyer and Seller hereby instruct Holder to pay upon the Closing the real estate taxes on the Property in accordance with the appropriate tax bill attached hereto as Exhibit "B". Seller and Buyer have determined the total amount of refunds owed (and that will be owed) to Property tenants pursuant to their respective excess real estate tax contributions for the 1999 tax year and all prior periods is $45,010.79, and Buyer shall receive a proration credit at Closing (in full satisfaction and release of Seller [as Seller, landlord or otherwise], and Buyer hereby assumes all of Seller's obligations, with respect to such real estate tax contributions) equal to $39,831.47 (based on a November 19, 1999 Closing) for the purpose of making reimbursements to Property tenants for excess real estate tax contributions attributable to Seller's period of Property ownership.

      9. Assumption Reaffirmation and Agreement. Buyer and Assignor hereby (i) expressly reaffirm their agreement to reimburse Seller in immediately available federal funds for all costs and expenses incurred by Seller in connection with or relating to the Assumption, as such obligation is set forth in Paragraph 6 of the Third Amendment, (ii) agree to pay all such outstanding amounts at Closing through escrow and (iii) agree that all such amounts shall be due and owing upon demand by Seller regardless if and when the Closing occurs.

      10. Assignment of Right of First Refusal. The Assignment and Assumption Agreement shall be deemed to include, to the extent assignable without the consent of any third party and without representation, warranty, guaranty or liability of any kind or nature, Seller's right, title and interest, if any, in and to that certain right of first refusal granted under that certain letter agreement dated October 19, 1983 from Federated Stores Realty, Inc. and Federated Department Stores, Inc. (collectively, "Federated") to (and accepted and agreed to by) JMB Realty Corporation ("JMB"), as amended by that certain letter agreement dated December 7, 1984 from Federated to (and accepted and agreed to by) JMB. The foregoing assignment shall be effective upon the Closing, if and when the same occurs.

      11. Stub Property. Upon the Closing, Seller shall cause JMB Income Properties, Ltd.-X to deed to Buyer that certain real property with a parcel address of 7540 Grapevine Highway in the City of North Richland Hills, County of Tarrant, State of Texas consisting of approximately 1.05 acres, in the form of Exhibit "C" attached hereto.

      12. Buyer Proration Credit. Buyer shall receive a non-refundable proration credit at Closing equal to $112,000 subject to and in consideration for Buyer's funding of $425,000 into a new impound account in connection with the Loan and the Assumption.

      13. Time of the Essence. Buyer and Seller hereby reaffirm and agree that time shall be of the essence in the Amended Agreement.

      14. Ratification of Purchase Agreement. Buyer and Seller hereby agree that except as expressly provided herein, the provisions of the Agreement shall be, and remain, in full force and effect (such Agreement being hereby ratified and confirmed by the parties hereto), and that if any provision of this Fourth Amendment conflicts with the Agreement, then the provisions of this Fourth Amendment shall prevail.

      15. Miscellaneous. This Fourth Amendment may be executed in counterparts and delivered by facsimile transmission.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment effective as of the date first set forth above.


                  BUYER:

                  NORTH HILLS CREEK MALL, L.P.,
                  a Texas limited partnership

                  By:    Fountain Mall, Inc.,
                         a Texas corporation, its general partner


                         By:   ________________________________________
                               Burk Collins,
                               Its President and Authorized Signatory


                  SELLER:

                  NORTH HILLS MALL ASSOCIATES,
                  an Illinois general partnership

                  By:    JMB Income Properties, Ltd.-X,
                         an Illinois limited partnership

                         By:   JMB Realty Corporation,
                               a Delaware corporation, Its General Partner


                               By:   _________________________

                               Name: _________________________

                               Title: ________________________



                      [SIGNATURES CONTINUE ON NEXT PAGE]

                  ASSIGNOR:

                  NORTH HILLS, LTD.,
                  a Texas limited partnership

                  By:    BURK COLLINS & CO., INC.,
                         a Texas corporation, its general partner

                         By:   _________________________

                         Name: _________________________

                         Title: ________________________


                  By:    THE KEST CHILDREN'S TRUST


                         By:   _________________________
                               Michael Kest, Trustee



                  INDEMNITORS:


                  ------------------------------
                  Burk Collins, an individual


                  ------------------------------
                  Robert S. Manns, an individual

                                  EXHIBIT "A"

                                    FORM OF
                              INDEMNITY AGREEMENT

                                  EXHIBIT "B"

                                1999 Tax Bills

                                [See Attached]

                                  EXHIBIT "C"

                                 FORM OF DEED

                             DEED WITHOUT WARRANTY


STATE OF TEXAS
KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TARRANT



      JMB INCOME PROPERTIES, LTD.-X, an Illinois limited partnership ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) TEN DOLLARS, and other good and valuable consideration paid by NORTH HILLS CREEK MALL, L.P., a Texas limited partnership ("Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of that certain lot, tract or parcel of land situated in the City of North Richland Hills, Tarrant County, Texas, and being more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, together with all improvements located on such land (such land and improvements being collectively referred to as the "Property").

      This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, easements, encumbrances and all other matters of record and all other matters that can be determined by a visual inspection or a complete and accurate survey of the Property (the "Permitted
Exceptions").

      TO HAVE AND TO HOLD the Property, subject to the Permitted
Exceptions, unto Grantee, and its successors and assigns forever, without express or implied warranty; and all warranties that might arise by common law and the warranties in Sec 5.023 of the Texas Property Code (or its successor) are excluded.

      GRANTEE ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY IS
SPECIFICALLY MADE "AS-IS" AND "WHERE-IS," WITHOUT ANY REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR ANY OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR OTHERWISE.

      EXECUTED on November ___, 1999.


                  GRANTOR:

                  JMB Income Properties, Ltd.-X,
                  an Illinois limited partnership

                  By:    JMB Realty Corporation,
                         a Delaware corporation, Its General Partner

                         By:   _________________________

                         Name: _________________________

                         Title: ________________________

STATE OF  ILLINOIS       )
                         ) S.S.
COUNTY OF   COOK         )



     On  ____________________, before me, ____________________, a Notary
Public in and for said County and State, personally appeared __________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.


Signature:
            ----------------------------------------

My commission expires:
                         ------------------------------




                        SPACE FOR NOTARY SEAL OR STAMP

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION


                                [See Attached]

                                  EXHIBIT "A"
                                    FORM OF

                              INDEMNITY AGREEMENT


      THIS INDEMNITY AGREEMENT (this "Indemnity") is entered into as of November ___, 1999, by BURK COLLINS, individually ("Collins "), ROBERT S. MANNS, individually ("Manns "), and NORTH HILLS CREEK MALL, L.P., a Texas limited partnership ("NHCM"; together with Collins and Manns, "Indemnitor"), in favor of NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Associates").


                                R E C I T A L S
                                ---------------

      A. Associates is the owner of certain improved real property in the City of North Richland Hills, County of Tarrant, State of Texas, consisting primarily of a shopping center sometimes known as the "North Hills Mall" (the "Property").

      B. Associates and NORTH HILLS, LTD., a Texas limited partnership ("NHL"), and THE KEST CHILDREN'S TRUST (the "Kest Trust", NHL and the Kest Trust are hereinafter individually and collectively called "Assignor") entered into that certain "Purchase Agreement" (the "Original Agreement") dated as of the 22nd day of June, 1999, pursuant to which Associates agreed to sell, and Assignor agreed to buy, the Property. The Original Agreement was subsequently amended by (i) that certain First Amendment To Purchase Agreement ("First Amendment") made and entered into as of the 29th day of June, 1999, by and among Associates and Assignor; (ii) that certain
Second Amendment To Purchase Agreement ("Second Amendment") made and entered into as of the 30th day of July, 1999, by and among Associates and Assignor; (iii) that certain Third Amendment To Purchase Agreement
("Third Amendment") (iv) that certain Agreement and Fourth Amendment To Purchase Agreement ("Fourth Amendment") made and entered into as of the 16th day of November, 1999, by and among Associates and NHCM (as successor-in-interest to Assignor pursuant to an assignment agreement whereby Assignor assigned, and Buyer assumed, all of Assignor's rights and obligations as "Buyer" under the Original Agreement, as then amended). The Original Agreement as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment is hereinafter referred to as the "Agreement".

      C. As a condition to and in consideration for Associates entering into the Fourth Amendment (and for other good and valuable consideration), Associates has required and Indemnitor has agreed (i) to indemnify Associates against all cost, expense, liability and loss relating to or arising from the continued existence and NHCM's assumption of the existing loan (the "Loan") made to Associates now held by LaSalle Bank National Association, as Trustee for the Registered Holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 1996-1 and the related financing documents encumbering and/or concerning the Property, including, without limitation, all documents executed by Associates in connection with the Loan and NHCM's assumption of thereof, (ii) to indemnify Associates against all cost, expense, liability and loss relating to or arising from Property tenants' real estate tax obligations and (iii) to execute and deliver this Indemnity to Associates on the "Closing Date" (as hereinafter defined).

      D. Indemnitor, either directly or through its affiliates, has a financial interest in the Agreement, the transaction governed by the Agreement and the potential acquisition of the Property, and it is in Indemnitor's interest for Associates to enter into the Fourth Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor agrees as follows:

      1. Definitions. As used in this Indemnity, the following terms shall have the meanings attributed to them below:

            A. "Closing Date" means the "Closing Date" set forth in the Agreement.

            B. "Claim" means any claim, demand, liability, loss, duty, obligation, offset, lien, right or cause of action of any nature (whether or not known, anticipated or suspected by Indemnitor or capable of being known, anticipated or suspected by Indemnitor) made, incurred, threatened, instituted or brought at any time after the Closing Date (and before the Closing Date to the extent relating to the Loan assumption negotiation, documentation, diligence and approval process), directly or indirectly and in any manner or forum, by reason of or in connection with NHCM's assumption of the Loan, the Loan (to the extent Associates would have been released from or would have a good faith defense against the same if the Loan had been satisfied and paid in full on the Closing Date), any document executed by Associates in connection with NHCM's assumption of the Loan, the real and/or personal property now or hereafter encumbered pursuant to the Loan (to the extent Associates would have been released from or would have a good faith defense against the same if the Loan had been satisfied and paid in full on the Closing Date), or the reimbursement of or payment by Property tenants with respect to their respective real estate (and business property) tax obligations.

            C. "Claimant" means any person or entity that makes, threatens, institutes or brings any Claim against any Indemnified Party or that demands payment of any Costs from any Indemnified Party or to whom any Indemnified Party becomes obligated to pay any Costs.

            D. "Costs" means any and all damages, losses, fines, penalties, awards, assessments, charges, fees, costs and expenses of any nature suffered or incurred by any person as a result of or in connection with any Claim, including, without limitation, (i) compliance, legal, investigative, preventive, planning, and related costs, (ii) costs relating to any judicial, administrative, arbitration or mediation action, suit, hearing or proceeding, including court costs, filing fees, charges for transcripts, arbitrators' or mediators' fees and witness fees, (iii) the fees and disbursements of outside legal counsel and accountants and the reasonable charges of in-house counsel and accountants, and (iv) all fees and expenses incurred by Associates in connection with and relating to the Loan assumption.

            E. "Indemnified Parties" means Associates and its successors and assigns, the directors, officers, employees, partners, members, shareholders and agents of Associates and such assignees and successors, and their respective heirs, executors, administrators, legal representatives, successors and assigns.

      2. Indemnity. From and after the Closing Date, and subject to the occurrence of the Closing Date, Indemnitor agrees to indemnify, defend (with counsel satisfactory to each affected Indemnified Party), protect, save and hold harmless the Indemnified Parties from and against any and all Claims and Costs suffered or incurred by any of the Indemnified Parties at any time on or after the Closing Date (and before the Closing Date to the extent relating to the Loan assumption negotiation, documentation, diligence and approval process), except to the extent such Claims and Costs are the result of fraud by any Indemnified Party.

            A. Obligation to Advance or Reimburse Costs. Within five business days after Indemnitor's receipt from any Indemnified Party of any demand that Indemnitor pay or reimburse such Indemnified Party for having paid any Costs, and provided that such demand is accompanied by bills, invoices, receipts or other documentation reasonably establishing the amount and nature of such Costs, Indemnitor shall pay the full amount of such Costs that such Indemnified Party has not yet paid (with such payment to be made either to the Indemnified Party or directly to the Claimant, as directed in the Indemnified Party's demand) and shall reimburse such Indemnified Party for the full amount of Costs that the Indemnified Party already has paid. Without in any way implying that Indemnitor's strict compliance with the foregoing payment obligation is not required, any such payment or portion thereof that Indemnitor fails to pay within five business days after Indemnitor's receipt of any Indemnified Party's demand for such payment shall bear interest from the date of Indemnitor's receipt of the demand at the lesser of 18% per annum or the maximum rate allowed by law.

            B. Participation by Indemnified Parties. All Indemnified Parties affected by any Claim shall have the right to participate, with counsel of their choice, in the defense of such Claim. Indemnitor shall not settle or compromise any Claim without first obtaining written approval of the proposed settlement or compromise from all affected Indemnified Parties.

            C. Obligations Cumulative. Indemnitor's obligations under this Indemnity shall be in addition to any other obligations or liability that Indemnitor may have to the Indemnified Parties at law or in equity, including any obligation of contribution or compensation under the Agreement.

      3. Assignment. This Indemnity shall inure to the benefit of, and be binding upon and enforceable by, the parties to this Indemnity and their respective successors and assigns and each other Indemnified Party; provided, however, that Indemnitor shall not delegate any of its obligations or liabilities under this Indemnity without the prior written consent of Associates, which may be granted or withheld in the sole discretion of Associates. Any such delegation shall not relieve Indemnitor of liability for the due performance of the delegated obligations.

      4. Severability. In the event any clause, sentence, term, condition or provision of this Indemnity shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining portions of this Indemnity shall nonetheless remain in full force and effect.

      5. Modifications. This Indemnity cannot be changed, modified or supplemented except in a writing signed by the party against whom enforcement of such change, modification or supplement is sought.

      6. Applicable Law. This Indemnity shall be governed by and construed and enforced under the laws of the State of Texas (without regard to conflicts of law), except where federal law is applicable (including, without limitation, any applicable federal law preempting state laws).

      7. Counterparts. This Indemnity may be executed in one or more counterparts or duplicate originals, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      8. Attorneys' Fees. In the event any litigation is instituted by Indemnitor or any Indemnified Party to enforce or construe any provision of this Indemnity, the prevailing party shall be entitled to have and recover from the other party all attorneys' fees, witness fees, court costs and other litigation expenses incurred by the prevailing party, as determined by the court (including, if an Indemnified Party is the prevailing party, all attorneys' fees, court costs and other expenses incurred by such Indemnified Party in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Indemnitor that in any way affects the exercise by such Indemnified Party of its rights and remedies under this Indemnity).

      9. Waiver. The failure by any party hereto to enforce any term or provision of this Indemnity shall not constitute a waiver of the right to enforce the same term or provision, or any other term or provision, thereafter. No waiver by any party of any term or provision of this Indemnity shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

      10. Additional Waivers. Indemnitor acknowledges that, if Indemnitor is comprised of more than one person or entity (individually, a "Indemnitor Party" and collectively, the Indemnitor Parties"), none of the Indemnitor Parties constitutes a guarantor because each of such parties is fully responsible for the obligations under this Indemnity, subject to the limitations of liability expressly set forth herein (and each of such parties hereby waives to the extent permitted by law any claim to the contrary). In addition, and without limitation on the foregoing waiver or any other waivers contained in this Indemnity:

            (A) Obligation Absolute. Each Indemnitor Party hereby unconditionally waives to the extent permitted by law any defense to the enforcement of this Indemnity based on the characterization of any such Indemnitor Party as a guarantor and without limitation:

                  (1) The obligations of such Indemnitor Party hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, such Indemnitor Party, nor shall any of the following give such Indemnitor Party any recourse or right of action against Associates:

                         (a)   Any express or implied amendment,
modification, renewal, addition, or supplement to this Indemnity or the Agreement;

                         (b)   Any exercise or non-exercise by Associates of
any right or privilege under this Indemnity or the Agreement;

                         (c)   Any bankruptcy, insolvency, reorganization,
composition, adjustment, dissolution, liquidation or other like proceeding relating to such Indemnitor Party or any other Indemnitor Party, or any guarantor (which term shall include any other party at any time directly or contingently liable for any of Indemnitor's obligations under this Indemnity) or any affiliate of any Indemnitor Party, or any action taken with respect to this Indemnity by any trustee or receiver, or by any court, in any such proceeding, whether or not such Indemnitor Party shall have had notice or knowledge of any of the foregoing;

                         (d)   Any release or discharge of any other
Indemnitor Party from its liability under this Indemnity or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the obligations secured by this Indemnity;

                         (e)   Any assignment or other transfer of this
Indemnity; and

                         (f)   Any acceptance of partial performance of the
obligations.

            B. Waivers. Each Indemnitor Party unconditionally waives to the extent permitted by law any defense to the enforcement of this Indemnity, including:

                  (1) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Indemnity;

                  (2) Any right to require Associates to proceed against any other Indemnitor Party or any guarantor at any time or to proceed against or exhaust any security held by Associates at any time or to pursue any other remedy whatsoever at any time;

                  (3) The defense of any statute of limitations affecting the liability of such Indemnitor Party hereunder, the liability of any other Indemnitor Party or any guarantor under this Indemnity, or the enforcement hereof, to the extent permitted by law;

                  (4) Any defense arising by reason of any invalidity or unenforceability of (or any limitation of liability in) this Indemnity or any disability of any Indemnitor Party or any guarantor or of any manner in which Associates has exercised its rights and remedies under this Indemnity, or by any cessation from any cause whatsoever of the liability of any Indemnitor Party or any guarantor;

                  (5) Without limitation on clause (4) above, any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any Indemnitor Party or any principal of any Indemnitor Party or any defect in the formation of any Indemnitor Party or any principal of any Indemnitor Party;

                  (6)    [Intentionally Deleted];

                  (7) Any defense based upon an election of remedies by Associates, or any election of remedies, which destroys or otherwise impairs the subrogation rights of such Indemnitor Party or the rights of such Indemnitor Party to proceed against any other Indemnitor Party or any guarantor for reimbursement, or both;

                  (8) Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

                  (9) Any defense based upon Associates' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

                  (10) Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

                  (11) Any duty of Associates to advise such Indemnitor Party of any information known to Associates regarding the financial condition of any other Indemnitor Party and all other circumstances affecting any other Indemnitor Party's ability to perform its obligations to Associates, it being agreed that such Indemnitor Party assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

                  (12) Any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Associates now has or may hereafter have against any other Indemnitor Party or any benefit of, or any right to participate in, any security now or hereafter held by Associates.

            C. Subrogation. Each Indemnitor Party understands that the exercise by Associates of certain rights and remedies may affect or eliminate such Indemnitor Party's right of subrogation against any other Indemnitor Party or any guarantor and that such Indemnitor Party may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, each Indemnitor Party hereby authorizes and empowers Associates, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of such Indemnitor Party that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Indemnity to the contrary, so long as any indebtedness secured by this Indemnity remains outstanding each Indemnitor Party hereby waives and releases any claim or other rights which such Indemnitor Party may now have or hereafter acquire against any other Indemnitor Party or any guarantor of all or any of the obligations of such Indemnitor Party hereunder that arise from the existence or performance of such Indemnitor Party's obligations under this Indemnity, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Associates against any other Indemnitor Party or any collateral which Associates now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Indemnitor Party, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

            D.    [Intentionally Deleted].

            E. Independent Obligations. The obligation of such Indemnitor Party hereunder is independent of the obligation of any other Indemnitor Party and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against such Indemnitor Party whether or not such Indemnitor Party is the alter ego of any other Indemnitor Party and whether or not any other Indemnitor Party is joined therein or a separate action or actions are brought against any other Indemnitor Party. Associates's rights hereunder shall not be exhausted until all of the obligations secured by this Indemnity have been fully paid and performed.

            F. Subordination. Without limitation on the waiver and release contained in subsection C above and to the extent permitted by law and so long as any indebtedness secured by this Indemnity remains outstanding:

                  (1) Each Indemnitor Party subordinates all present and future indebtedness owing by any other Indemnitor Party to such Indemnitor Party to the obligations at any time owing by any other Indemnitor Party to Associates. Each Indemnitor Party assigns all such indebtedness to Associates as security for this Indemnity.

                  (2) Each Indemnitor Party agrees to make no claim on such indebtedness until all obligations of any other Indemnitor Party under this Indemnity have been fully discharged.

                  (3) Each Indemnitor Party further agrees not to assign all or any part of such indebtedness unless Associates is given prior notice and such assignment is expressly made subject to the terms of this Indemnity. If Associates so requests, (i) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Associates, (ii) all security for such indebtedness shall be duly assigned and delivered to Associates, (iii) such indebtedness shall be enforced, collected and held by such Indemnitor Party as trustee for Associates and shall be paid over to Associates, and (iv) such Indemnitor Party shall execute, file and record such documents and instruments and take such other action as Associates deems necessary or appropriate to perfect, preserve and enforce Associates's rights in and to such indebtedness and any security therefor. If such Indemnitor Party fails to take any such action, Associates, as attorney-in-fact for such Indemnitor Party, is hereby authorized to do so in the name of such Indemnitor Party. The foregoing power of attorney is coupled with an interest and cannot be revoked.

                  G. Bankruptcy No Discharge; Repayments. So long as any of the obligations guaranteed hereunder shall be owing to Associates, no Indemnitor Party shall, without the prior written consent of Associates, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against any other Indemnitor Party. Each Indemnitor Party understands and acknowledges that by virtue of this Indemnity, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to any other Indemnitor Party. As an example and not in any way of limitation, a subsequent modification of the obligations secured by this Indemnity in any reorganization case concerning any other Indemnitor Party shall not affect the obligation of each such Indemnitor Party to pay and perform the obligations secured by this Indemnity in accordance with its original terms. In any bankruptcy or other proceeding in which the filing of claims is required by law, each Indemnitor Party shall file all claims which such Indemnitor Party may have against any other Indemnitor Party relating to any indebtedness of any other Indemnitor Party to such Indemnitor Party and shall assign to Associates all rights of such Indemnitor Party thereunder. If any Indemnitor Party does not file any such claim, Associates, as attorney-in-fact for such Indemnitor Party, is hereby authorized to do so in the name of such Indemnitor Party or, in Associates's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Associates's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Associates or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Associates the amount payable on such claim and, to the full extent necessary for that purpose, each Indemnitor Party hereby assigns to Associates all of such Indemnitor Party's rights to any such payments or distributions; provided, however, such Indemnitor Party's obligations hereunder shall not be satisfied except to the extent that Associates receives cash by reason of any such payment or distribution. If Associates receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Indemnity. Notwithstanding anything to the contrary herein, the liability of each Indemnitor Party hereunder shall be reinstated and revised, and the rights of Associates shall continue, with respect to any amount at any time paid by or on behalf of any Indemnitor Party on account of this Indemnity which Associates shall restore or return by reason of the bankruptcy, insolvency or reorganization of any Indemnitor Party or for any other reasons, all as though such amount had not been paid.

      11. Successive Actions; Remedies Cumulative. Each occurrence of a Claim shall give rise to a separate cause of action under this Indemnity, which may be enforced by each affected Indemnified Party from time to time in a single action or in a series of actions, and the obligations of Indemnitor under this Indemnity shall continue for as long as any Indemnified Party may be subject to any Claim. The rights and remedies of the Indemnified Parties under this Indemnity shall be cumulative with any and all other rights and remedies available to the Indemnified Parties in equity or at law.

      12. Notices. Whenever Indemnitor or Associates shall desire to give or serve any notice, demand, request or other communication with respect to this Indemnity ("Notice"), each such Notice shall be in writing and shall be personally served or sent by a commercial overnight delivery service or by certified mail, return receipt requested, and shall be deemed to have been received on the date actually received if personally served or on the next business day after deposit with an overnight delivery service or on the date of receipt or refusal as shown on the return receipt if sent by certified mail. The addresses of the parties to which Notices shall be sent (until notice of a change is served as provided in this Section) are as follows:

Indemnitor:                                Associates:

Collins:                                   North Hills Mall Associates
c/o Law Offices of Robert S. Manns         c/o JMB Realty Corporation
9665 Wilshire Blvd., Suite 410             900 North Michigan Avenue
Beverly Hills, CA  90212                   Chicago, Illinois 60611
Attention:  Robert S. Manns, Esq.          Attention: Julia A. Stibolt

Manns & NHCM:

North Hills Creek Mall, L.P.
c/o Fountain Mall, Inc.
1848 Norwood Plaza, Suite 214
Hurst, Texas  76054
Attention:  Mr. Burk Collins

      Notice of a change of address shall be given by 15 days' advance written notice in the manner set forth in this Section.

      13. Obligations Joint and Several. If Indemnitor consists of more than one person or entity, each shall be jointly and severally liable under this Indemnity.

      14.Miscellaneous. This Indemnity may be executed in one or more counterparts, each of which shall constitute an original, fully binding agreement on the part of the executing party, and all of which taken together shall constitute one agreement.

      IN WITNESS WHEREOF, Indemnitor has caused this Indemnity to be executed by its duly authorized representative as of the date first above written.

            INDEMNITOR:

            NORTH HILLS CREEK MALL, L.P.,
            a Texas limited partnership

            By:   Fountain Mall, Inc.,
                  a Texas corporation,
                  its general partner

                  By:    ____________________
                         Burk Collins,
                         Its President
                         and Authorized Signatory


            --------------------------------
            BURK COLLINS, an individual


            --------------------------------
            ROBERT S. MANNS, an individual